Cerner Corporation
                                                     2800 Rockcreek Parkway
                                                      Kansas City, Missouri
                                                                 64117-2551
                                                              (816)221-1024
                                                          (816)474-1742 Fax



April 3, 1996



Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 14, 1996 at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated two Class I Directors to continue service on the Board and one new Class I and one new
Class II Director. The Board recommends that you vote for the nominees.

In addition to the election of the Board of Directors, you are being asked to approve an amendment to the Company's Certificate of Incorporation increasing the total number of authorized shares of Common Stock from 50,000,000 to 150,000,000 and the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for 1996. The Board of Directors recommends that you vote for these proposals.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope will help insure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION



Clifford W. Illig
President and Chief Operating Officer

Enclosures

                       CERNER CORPORATION
                     2800 Rockcreek Parkway
                   Kansas City, Missouri 64117

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 14, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108, on May 14, 1996, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

       a. to elect three Class I Directors to serve for a three year term until the 1999 Annual Meeting of Shareholders and to elect one Class II Director to serve for a one year term until the year 1997 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to consider a proposal to amend the Certificate of Incorporation of the Company to increase the total number of authorized shares of stock from 51,000,000 to 151,000,000 and to increase the number of authorized shares of the Common Stock, par value $.01 per share, of the Company from 50,000,000 to 150,000,000;

       c. to consider and act upon ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1996; and

       d. to consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 28, 1996, as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

     The Board of Directors of the Company solicits you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              Richard J. Wall, Jr.
                              Secretary, Vice President
                                 and General Counsel

Kansas City, Missouri
April 3, 1996

                       CERNER CORPORATION
                     2800 Rockcreek Parkway
                   Kansas City, Missouri 64117
                   ___________________________

                         PROXY STATEMENT

                   ___________________________

                          INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 14, 1996, commencing at 10:00 a.m., local time, at the American Heartland Theater, 2450 Grand Avenue, Kansas City, Missouri 64108, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of March 28, 1996, on or about April 3, 1996.

     Only the holders of record of shares of Common Stock as of the close of business on March 28, 1996 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on March 28, 1996, there were outstanding and entitled to vote a total of ____________ shares of Common Stock, constituting all of the outstanding voting securities of the Company.

     You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Such Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

       a. to elect Neal L. Patterson, Charles S. Runnion, III and John C. Danforth as Class I Directors to serve for a three year term until the 1999 Annual Meeting of Shareholders and to elect Thomas A. McDonnell as a Class II Director to serve for a one year term until the 1997 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to amend the Certificate of Incorporation of the Company to increase the total number of authorized shares of stock from 51,000,000 to 151,000,000 and to increase the number of authorized shares of the Common Stock, par value
     $.01 per share, of the Company from 50,000,000 to 150,000,000;

       c. to ratify and approve the selection of KPMG Peat
     Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1996; and

       d. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.


                       QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth information, as of March 1, 1996 (unless otherwise indicated below), with respect to the beneficial ownership of the issued and outstanding shares of Common Stock by (i) each person known to the Company to own beneficially more than 5 percent of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                          Amount and Nature
                                            of Beneficial      Percent of Shares
Name and Address of Beneficial Owner          Ownership           Outstanding
------------------------------------      -----------------    -----------------
Neal L. Patterson                             3,233,513 (1)          9.94%

Clifford W. Illig                             3,527,288 (2)         10.84%

Waddell & Reed Investment Management          3,374,504 (3)         10.37%
Company and Waddell & Reed Asset
Management Company

Twentieth Century Companies, Inc.,            1,755,400 (4)          5.46%
Investors Research Corporation,
Twentieth Century Investors, Inc. and
James E. Stowers, Jr.

Charles S. Runnion, III                         194,229                *

Jeffrey C. Reene                                121,703 (5)            *

David M. Margulies, M.D.                         97,090                *

Gerald E. Bisbee, Jr.                            81,400 (6)            *

David J. Hart                                    40,000 (7)            *

Michael E. Herman                                26,000 (8)            *

Thomas C. Tinstman, M.D.                         25,012                *

John C. Danforth                                   ---                ---

Thomas A. McDonnell                                ---                ---

All directors and executive officers
as a group (16 persons)                       7,491,002 (9)         22.80%
____________________
*  Less than one percent

(1) Excludes 196,000 shares held in trust for minor children with Jeanne Lillig-Patterson, wife of Neal L. Patterson serving as trustee and 46,563 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to all of which Mr. Patterson disclaims beneficial ownership. Includes 9,000 shares, which Mr. Patterson gifted to a charitable foundation, of which he has shared voting and dispositive power. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2) Includes 144,000 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 99,000 shares, which Mr. Illig gifted to a charitable foundation, of which he has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(3) According to Schedule 13G, dated, January 10, 1996, and filed by Waddell & Reed Investment Management Company and Waddell & Reed Asset Management Company, Investment Advisors registered under Section 203 of the Investment Advisor's Act of 1940. Waddell & Reed Investment Management Company has sole dispositive and voting power with respect to 2,897,600 shares of Common Stock. Waddell & Reed Asset Management Company has sole dispositive and voting power with respect to 476,904 shares of Common Stock. The address for Waddell & Reed Investment Management Company and Waddell & Reed Asset Management Company is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200.

(4) According to Schedule 13G, dated, February 9, 1996, and filed by Twentieth Century Companies, Inc. ("TCC"), Investors Research Corporation ("IRC"), Twentieth Century Investors, Inc. ("TCI") and James E. Stowers, Jr. IRC is an Investment Adviser registered under Section 203 of the Investment Advisors Act of 1940, and is a wholly-owned subsidiary of TCC. Mr. James E. Stowers, Jr., controls TCC by virtue of his beneficial ownership of a majority of the voting stock of TCC. As a result of its status as investment advisor to six investment companies registered under Section 8 of the Investment Company Act and to several institutional investors, IRC is deemed to be the beneficial owner of 1,775,400 shares of common stock. TCC, as a result of its control of IRC, and Mr. Stowers, as a result of his control of TCC, are also deemed to beneficially own all such shares deemed to be beneficially owned by IRC. Mr. Stowers, TCC and IRC all disclaim beneficial ownership of the shares. The ownership of one investment company client of IRC, TCI, totaled 1,650,000 shares of the outstanding common stock.
    The address for Twentieth Century Companies, Inc., Investors Research Corporation, Twentieth Century Investors, Inc., and James E. Stowers, Jr. is 4500 Maine Street, P.O. Box 418210, Kansas City, MO 64141-9210.

(5) Includes 120,000 shares issuable under presently exercisable stock options.

(6) Includes 80,000 shares issuable under presently exercisable stock options.

(7) Includes 40,000 shares issuable under presently exercisable stock options.

(8) Includes 8,000 shares issuable under presently exercisable stock options, 10,000 shares held by the Herman Family Trading Company, a partnership in which Mr. Herman is a general partner, 5,000 shares held in the Michael E. Herman Revocable Trust and 3,000 shares held by Vail Fishing Partners, a partnership in which Mr. Herman is a general partner. Excludes 2,800 shares owned by his spouse, as to which Mr. Herman disclaims beneficial ownership.

(9) Includes 305,800 shares issuable under presently exercisable stock options, but excludes 70,844 shares beneficially owned solely by spouses.


                      ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. Each year the term of office of one class of directors expires. Immediately following the Annual Meeting the number of directors will be eight.

     The Board of Directors intends to present for action at the Annual Meeting the election of Neal L. Patterson and Charles S. Runnion, III, present Class I Directors, whose terms expire at the Annual Meeting, and John C. Danforth, as a Class I Director, to serve for a three year term until the 1999 Annual Meeting of Shareholders, and Thomas A. McDonnell as a Class II Director to serve for a one year term until the 1997 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.

     The Directors in Class II (David M. Margulies, M.D. and Thomas C. Tinstman, M.D.) and the Directors in Class III (Clifford W. Illig, Gerald E. Bisbee, Jr., and Micheal E. Herman) have been elected to terms expiring at the time of the Annual Meetings of Shareholders in 1997 and 1998, respectively. David
J. Hart, a Class I director, is retiring from the Board of Directors at the Annual Meeting. David M. Margulies, M.D. is resigning from the Board of Directors effective at the Annual Meeting in order to increase the percentage of non management directors on the Board of Directors. No shareholder may vote in person or by proxy for greater than four nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

     Three directors are to be elected as the only members of Class I at this meeting, for a term of three years and until their respective successors are duly elected and qualified, and one director as a member of Class II, for a term of one year and until his successor is duly elected and qualified. It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Neal
L. Patterson, Charles S. Runnion, III and John C. Danforth as the Class I Directors and Thomas A. McDonnell as a Class II Director, unless such authority is specifically withheld. In the event that any of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. All of the above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

     The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:

                                                         Director Since/
           Name                                 Age       Term Expires
           ----                                 ---      ---------------
     To Serve in Office Until 1999 (Class I)
         Neal L. Patterson (1)                   46         1980/1999
         Charles S. Runnion, III (1)             48         1989/1999
         John C. Danforth                        59             /1999

     To Serve in Office Until 1998 (Class III)
         Clifford W. Illig (1)                   45         1980/1998
         Gerald E. Bisbee, Jr. (2)(3)(4)         53         1988/1998
         Michael E. Herman (3)(4)                54         1995/1998

     To Serve in Office Until 1997 (Class II)
         Thomas C. Tinstman, M.D. (3)(4)         51         1989/1997
         Thomas A. McDonnell                     50             /1997

____________________
(1)  Member of Executive Committee.
(2)  Member of Stock Option Committee.
(3)  Member of Audit Committee.
(4)  Member of Compensation Committee.

     Gerald E. Bisbee, Jr. has been a Director of the Company since February 1988. He has been Chairman of the Board of Directors and Chief Executive Officer of Apache Medical Systems, Inc. since December 1989. Apache Medical Systems, Inc. implements and analyzes healthcare support systems for intensive care units. Mr. Bisbee has served as a director of Geriatric and Medical Centers, Inc. since 1988, and has served as a director of Yamarchi Capital Funds since 1989.

     John C. Danforth is a nominee for Director of the Company. He has been a partner in the law firm of Bryan Cave LLP since 1995. For more than five years prior to 1995 he was a member of the United States Senate. Mr. Danforth is a director of Dow Chemical and General American Life Insurance Company.

     Michael E. Herman has been a Director of the Company since May 1995. He is President of the Kansas City Royals Baseball Team, Chairman of the Finance Committee of the Ewing-Marion Kauffman Foundation (President from 1985 to 1990) and was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. Mr. Herman is a director of Lab One, Inc., Janus Capital Corporation, Seafield Capital Corporation and Agouron Pharmaceuticals, Inc.

     Clifford W. Illig was Executive Vice President, Secretary, Treasurer and Chief Financial Officer and a Director of the Company from its incorporation to May 1987. From May 1987 to May 1993, he was a Director, President, Chief Operating Officer and Chief Financial Officer of the Company. Since May 1993, he has been a Director, President and Chief Operating Officer.

     Thomas A. McDonnell is a nominee for Director of the Company. He is President and Chief Executive Officer of DST Systems, Inc. Mr. McDonnell joined DST Systems, Inc. in 1969 and has been President since 1973. Mr. McDonnell is a director of DST Systems, Inc., The Continuum Company, Inc., First of Michigan Capital Corporation, Janus Capital Corporation, Nellcor-Puritan-Bennett Corporation, Informix Software, Inc., and BHA Group, Inc.

     Neal L. Patterson was President, Chairman of the Board of Directors and Chief Executive Officer of the Company from its incorporation to May 1987. Since May 1987, he has been Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Patterson has served as a director of LabOne since August 1988.

     Charles S. Runnion, III joined the Company in July 1989 and since that date has been an Executive Vice President and Director of the Company. Prior to working at the Company, he spent fourteen years with the IBM Corporation in a variety of marketing and management positions.

     Thomas C. Tinstman, M.D. has been a Director of the Company since May 1989. In November, 1995 Dr. Tinstman became Senior Vice President of the Company. From February, 1994 to October, 1995 Dr. Tinstman was director of Medical Informatics with University of Texas Medical Branch in Galveston, Texas. Prior to that he was a physician in private practice with Internal Medicine Associates, P.C. in Omaha, Nebraska. From 1977 to January, 1994, Dr. Tinstman served as Associate Medical Director of Pulmonary Medical Services at Bishop Clarkson Memorial Hospital and as Medical Director of the Respiratory Therapy Department of Midland Hospital, both in Omaha, Nebraska. Dr. Tinstman has served as a director of Smith-Haynes Trust, Inc. since 1988.

Meetings of the Board and Committees

     The Board of Directors has established Executive, Audit, Compensation and Stock Option Committees of the Board of Directors, but does not have a Nominating Committee. During 1995, the Board of Directors held six meetings, the Audit Committee held one meeting and the Compensation Committee held three meetings. The Executive Committee did not meet during 1995. The Stock Option Committee met twice (and acted by unanimous written consent on nine other occasions) during 1995. Each incumbent director attended at least 80 percent of the meetings of the Board of Directors and each committee of the Board of Directors of which he was a member.

     The Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of the Board of Directors, except with respect to certain corporate matters, including mergers, dissolution, sale of property, issuance of stock, declaring dividends or amending the Certificate of Incorporation or Bylaws of the Company.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants.

     The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans.

     The Stock Option Committee administers the Company's stock option plans and, among other matters, approves grants of options under such plans.


                     EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended December 30, 1995 exceeded $100,000:


                   SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                         -------------------
                                                                All Other
                                                               Compensation
Name and Principal Position       Year   Salary($)  Bonus($)      ($) (1)
---------------------------       ----   ---------  --------   ------------
Neal L. Patterson                 1995    339,744    123,750       654
 Chairman of the Board of         1994    293,750     66,016       654
 Directors and Chief Executive    1993    246,875     62,423       660
 Officer

Clifford W. Illig                 1995    275,513    116,250       654
 President and Chief Operating    1994    264,500     66,016       654
 Officer                          1993    226,625     62,423       660

Charles S. Runnion, III           1995    150,587     70,527       654
 Executive Vice President and     1994    147,425    102,383       654
 Area General Manager             1993    143,150     36,564       660

Jeffrey C. Reene                  1995    156,450     75,525       654
 Executive Vice President and     1994    152,675     52,083       654
 Area General Manager             1993    148,225     36,738       660

David M. Margulies, M.D.          1995    153,987     53,400       654
 Executive Vice President of      1994    150,000     34,450       654
 Product Engineering              1993    150,000     27,300       660
____________________
(1) Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation
    Associate 401(k) Retirement Plan, and $54, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.


Stock Option Plans

     The following table reports information with respect to the award of stock options during the year ended December 30, 1995 for each of the named executive officers in the Summary
Compensation Table:

                              OPTION GRANTS IN LAST FISCAL YEAR


                                      Percent
                                      of total
                                      options                           Potential realizable value
                         Number of    granted                           at assumed annual rates of
                        Securities      to                              stock price appreciation
                        underlying   employees                               for option term
                          Options       in       Exercise               --------------------------
                          granted     fiscal      price    Expiration
       Name                 (#)        year       ($/Sh)      Date         5% ($)       10% ($)

        (a)                 (b)         (c)        (d)         (e)          (f)           (g)
-------------------------------------------------------------------------------------------------
Neal L. Patterson (1)     360,000       30%       29.625    06/28/20     25,450,475   104,887,139
Clifford W. Illig (1)     240,000       20%       29.625    06/28/20     16,966,984    69,924,759
Charles S. Runnion, III     ---         ---         ---       ---           ---           ---
Jeffrey C. Reene            ---         ---         ---       ---           ---           ---
David M. Margulies, M.D.    ---         ---         ---       ---           ---           ---
____________________
(1) These options were issued at the fair market value of the
    Company's Common Stock on the date of grant ($29.625 per
    share), vest equally in annual installments over a period of ten years and are only exercisable if the optionee is an
    employee of the Company on the date of exercise, except in the case of the optionee's death while an employee of the
    Company in which case his estate can exercise those options which were vested at the time of his death.


     The following table reports information with respect to the December 30, 1995 option values for each of the named executive officers in the Summary Compensation Table:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND DECEMBER 30, 1995 OPTION VALUES

                                                           Number of
                                                          Securities
                                                          Underlying
                                                          Unexercised
                                                          Options at          Value of Unexercised
                                                         December 30,       In-the-Money Options at
                                                            1995(#)          December 30, 1995 ($)
                                                       ----------------     -----------------------
                        Shares Acquired     Value        Exercisable/            Exercisable/
      Name               on Exercise(#)  Realized($)   Unexercisable (1)       Unexercisable (1)
      ----              ---------------  -----------   -----------------    -----------------------
Neal L. Patterson             ---            ---           ---/360,000                ---
Clifford W. Illig             ---            ---           ---/240,000                ---
Charles S. Runnion, III       ---            ---           ---                        ---
Jeffrey C. Reene              ---            ---        120,000/32,000         2,227,500/594,000
David M. Margulies, M.D.    210,000       4,872,563         ---/24,000               ---/270,000
____________________
(1) The numbers in the column headed Number of Securities
    Underlying Unexercised Options/SARs at December 30, 1995 and
    the dollar amounts in the column headed Value of Unexercised
    In-the-Money Options at December 30, 1995 reflect (i) the
    number of shares of Common Stock into which options are
    exercisable and (ii) the difference between the fair market value of such shares of Common Stock and the exercise price of the options, respectively.


Director Compensation

     Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1995, payments, excluding expense reimbursements, were $8,500 to Dr. Tinstman, $11,000 to Mr. Bisbee and $3,500 to Mr. Herman. If Mr. Danforth and Mr. McDonnell are elected as directors of the Company they will be granted options for 48,000 shares of Common Stock. The exercise price will be the market value on the date that they are elected as directors and the options will vest proportionally over a six year period so long as Mr. Danforth and Mr. McDonnell are a directors of the Company at each vesting point.

Executive Compensation and Stock Option Committee Report

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors other than Mr. Tinstman who became an officer of the Company during November 1995. The Stock Option Committee of the Board of Directors (the "Stock Option Committee") is comprised of the individuals listed below who are directors of the Company. Mr. David J. Hart is retiring from the board of directors effective at the Annual Meeting. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Illig and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Stock Option Committee administers the Company's stock option plans and, among other matters, approves grants of options under such plans.

     The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with annual cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

     Annual Compensation

     Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus based upon an incentive plan adopted each year by the Compensation Committee. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The Company's compensation levels are established on a plan year of April 1 through March 31. Therefore, salaries and bonuses earned during 1995 are the result of three months under the 1994 plan and nine months under the 1995 plan.

     The incentive plan for executive officers other than Mr. Patterson and Mr. Illig, consists of various objective goals, both related to areas for which such executive officer has responsibility and for Company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected by a subjective analysis of the executive's overall performance. For Mr. Patterson and Mr. Illig, the goals consist of earnings per share (60 percent), client satisfaction (20 percent) and employee satisfaction (20 percent). Attainment by Messrs. Patterson and Illig of these goals is done on an objective basis without any subjective analysis of their overall performance. Under the incentive plan, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1995 the Company's executive officers, as a group, earned approximately 73 percent of the bonuses available.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1995, the Compensation Committee considered, among other matters, the compensation of the five most highly compensated officers for 1993 and 1994 of the six companies included in the peer company index shown under the heading "Company Performance", although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

     Mr. Patterson's compensation during the year ended December 30, 1995 consisted of $339,744 in salary and $123,750 in payments earned under the Company's incentive plan. The Compensation Committee believes that the increase in Mr. Patterson's compensation is justified taking in to account the Company's financial results over the past several years, Mr. Patterson's value to the Company and the compensation paid by others to similarly successful chief executive officers. Mr. Patterson earned approximately 67 percent of the incentives available under the incentive plan during 1995. In determining Mr. Patterson's salary and incentive plan payments for 1995, the Compensation Committee considered, among other matters, the Company's performance and the compensation of the five most highly compensated officers for 1993 and 1994 of the six companies included in the peer company index shown under the heading "Company Performance", although the Compensation Committee did not target his compensation to any particular group of these companies.

     Long-Term Incentive Compensation

     The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the Company's stock option plans typically only upon their commencement of employment with the Company or promotion to executive officer and creates an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Stock Option Committee and the Compensation Committee believe that stock options create a mutuality of interest between the Company's executive officers and shareholders. During 1995 the Stock Option Committee, in consultation with the Compensation Committee, granted to Mr. Patterson and Mr. Illig, respectively, options to purchase 360,000 and 240,000 shares of Common Stock of the Company. These options were issued at the fair market value of the Company's Common Stock on the date of grant ($29.625 per share), vest equally in annual installments over a period of ten years and are only exercisable if the optionee is an employee of the Company on the date of exercise, except in the case of the optionee's death while an employee of the Company in which case his estate can exercise those options which were vested at the time of his death. Both the Stock Option Committee and the Compensation Committee believe that it is in the best interests of the Company to establish a direct link between Mr. Patterson's and Mr. Illig's potential long-term compensation and the Company's performance as measured by changes in the Company's stock price. Both the Stock Option Committee and the Compensation Committee believe that it is in the best interests of the Company to establish a direct link between Mr. Patterson's and Mr. Illig's potential long-term compensation and the Company's performance as measured by changes in the Company's stock price. Prior to this award neither Mr. Patterson nor Mr. Illig had received any stock options.

     Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to the fair market value of the Common Stock on the date of the grant of the stock option.

     Compensation Committee Interlocks and Insider Participation

     The Company owns approximately 3.1 percent of the outstanding equity securities of Apache Medical Systems, Inc. Mr. Patterson is the Company's representative on the board of directors of that corporation and serves on its compensation committee. Mr. Bisbee is Chairman of the Board of Directors and Chief Executive Officer of that corporation. As a result, Mr. Patterson is one of the individuals determining the compensation of Mr. Bisbee at Apache Medical Systems, Inc.

     Committee Members

          Members of the Compensation Committee:

               Thomas C. Tinstman, M.D.
               Gerald E. Bisbee, Jr., Ph.D.
               David J. Hart
               Michael E. Herman


          Members of the Stock Option Committee:

               Gerald E. Bisbee, Jr., Ph.D.
               David J. Hart

Company Performance

     The following graph presents a comparison for the five-year period ended December 29, 1995 of the performance of the Common Stock of the Company with the Nasdaq Stock Market (as calculated by The Center for Research in Security Prices) and an index of peer companies selected by the Company:

                    12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
                    --------  --------  --------  --------  --------  --------
Cerner Corporation    100.00    256.41  1,133.33  1,784.62  1,810.26  1,682.05
Peer Group            100.00    158.76    204.76    157.65    217.15    366.84
Nasdaq Stock Market   100.00    160.55    186.85    214.50    209.67    296.51

     The above comparison assumes $100 was invested on December 31, 1990 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

     The peer group of companies was selected based upon their being in the business of providing large scale software programs and information system related services. Companies in the peer group are Cycare Systems, Inc., HBO & Company, Hogan Systems, Inc., Keane, Inc., Policy Management Systems Corporation and Shared Medical Systems Corporation.


  AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY

     The Board of Directors has approved an amendment to Article Four of the Certificate of Incorporation of the Company to increase the total number of authorized shares of stock of the Company from 51,000,000 shares to 151,000,000 shares and to increase the number of authorized shares of Common Stock from 50,000,000 to 150,000,000 shares.

     The Board of Directors recommends that shareholders consider and approve a proposal to amend Article Four of the Certificate of Incorporation of the Company. The Company is now authorized to issue a total of 51,000,000 shares, consisting of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of March 28, 1996, __________ shares of Common Stock were issued and outstanding. In addition 513,018 shares of Common Stock were held as treasury shares. The one hundred percent stock dividend declared by the Company during August of 1995 and the public offering of shares of Common Stock by the Company during August of 1995 reduced the number of authorized and unissued shares available to the Company by 17,940,729.

     The Company has no present plans or commitments to issue the additional shares of Common Stock authorized by this proposed amendment. However, the additional authorized shares of Common Stock will be available for general corporate purposes, including financings, acquisitions and employee benefit plans. Having such additional authorized shares available for issuance in the future would give the Company flexibility and allow shares of Common Stock to be issued without the expense and delay of a special meeting of shareholders, unless such action is required by applicable law or under the rules of any stock exchange on which the Company's securities may then be listed.

     If the proposed amendment is approved, the additional shares, when issued will have the same rights as the currently authorized Common Stock. The holders of Common Stock do not have preemptive rights to subscribe for additional shares of Common
Stock.

     If the proposed amendment is approved, the Board of Directors would have the authority, subject to the limitations set forth above, to issue additional shares of Common Stock that would have a dilutive effect on exiting shareholders. The additional shares may be issued to impede an attempt by a third party to gain control of the Company without the approval of the Board of Directors. As of the date hereof, however, the Company is not aware of any proposal to take control of the Company.

     The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the proposed amendment to the Certificate of Incorporation of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED
AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY
INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK.


 RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat
Marwick LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 28, 1996. KPMG Peat Marwick LLP has served as auditors for the Company since 1983.

     It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common
Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL AND RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK
LLP.


                      CERTAIN TRANSACTIONS

     The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The Company has a right of first refusal on usage of the airplane to guarantee its availability to the Company. The lease rate is believed to approximate fair market value for this type of aircraft. During 1995 the Company paid an aggregate of $420,555 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule.

     In January of 1995, the Company entered into a license agreement with Apache Medical Systems, Inc. ("Apache") allowing the Company to license certain products of Apache to the Company's clients. Royalty payments to Apache are based upon the number and size of the Company's clients that license the Apache products. During 1995 the Company paid $250,000 in advance royalties under the agreement. The Company owns approximately
3.1 percent of Apache's outstanding equity securities and Mr. Gerald W. Bisbee, a director of the Company, is the chief executive officer, a director and stockholder of Apache.


 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 30, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.


                      FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 30, 1995, is enclosed with this Proxy
Statement.


                       GENERAL INFORMATION

Other Matters

     The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

     The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

     Proposals by holders of the shares of Common Stock which are intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company no later than December 20, 1996 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

     In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve the amendment to the Company's Certificate of Incorporation or the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors, the proposal to approve the amendment to the Company's Certificate of Incorporation or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

     All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $3,500, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                         BY ORDER OF THE BOARD OF DIRECTORS,



                         Richard J. Wall, Jr.
                         Secretary, Vice President
                           and General Counsel

Kansas City, Missouri
April 3, 1996

 CERNER CORPORATION                                     PROXY
 2800 Rockcreek Parkway
 Kansas City, Missouri 64117

--------------------------------------------------------------

This Proxy is for the 1996 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 14, 1996, at 10:00 a.m., local time, at the American Heartland Theater located at 2450 Grand Avenue, Kansas City, Missouri 64108.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER
CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of Cerner Corporation to be held on May 14, 1996, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

The nominees for director are:  Neal L. Patterson, Charles S.
Runnion, III, John C. Danforth and Thomas A. McDonnell.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE
ENCLOSED ENVELOPE.

                                                       -------------
                                                      | SEE REVERSE |
                                                      |    SIDE     |
                                                       -------------

----   Please mark
| X |  your vote as in
----   this example

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the following proposals.

-------------------------------------------------------------------------
|  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.  |
-------------------------------------------------------------------------

                                           FOR    Withheld as to all nominees
                                           ----             ----
1. Election of Directors                   |  |             |  |
                                           ----             ----

To withhold authority to vote for any
nominee(s), mark the "FOR" box
and write the name of each such
nominee with respect to which you
intend to withhold authority to vote
on the line provided below.

________________________________________

Unless authority to vote for each
nominee is withheld, this Proxy will
be deemed to confer authority to vote
"FOR" each nominee whose name is not
written on the line provided.

                                           FOR       AGAINST    ABSTAIN
                                           ----       ----       ----
2. Amendment of the Company's              |  |       |  |       |  |
   Certificate of Incorporation            ----       ----       ----

3. Ratification and approval of the        ----       ----       ----
   selection of KPMG Peat Marwick          |  |       |  |       |  |
   LLP as the independent auditors of      ----       ----       ----
   Cerner Corporation for the fiscal
   year ending December 29, 1996.

If you expect to attend the 1996 Annual
Meeting of Shareholders please check
this box:                         ----
                                  |  |
                                  ----

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the board of directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 8, 1996.


Signature__________________________________ DATE_______________

Signature__________________________________ DATE_______________

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE
PROVIDED.